Exhibit 10.15

Parties: This Lease, executed in duplicate at Cupertino, California, on June 10, 2011, by and between Mission West Properties, LP, a Delaware limited partnership, and Tandem Diagnostics, Inc., a Delaware Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

Use: Witnesseth: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, clinical diagnostics, assembly and light manufacturing, warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

Premises: The real property with appurtenances as shown on Exhibit A (the “Premises”) situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows:

The Premises is 23,994 square feet on the first floor of two story building (“Building”), including all improvements thereto, as shown on Exhibit A.1 including the right to use up to 82 unreserved parking spaces. The address of the Premises is 5945 Optical Court, San Jose, California. Lessee’s pro-rata share of the Building is 35.55%.

Term: The term shall be for eighty four (84) months unless extended pursuant to Section 35 of this Lease (the “Lease Term”), commencing on the Commencement Date and ending seven years after the Commencement Date.

Rent: Base rent shall be payable in monthly installments as follows:

	Base rent	Estimated CAC*	Total
Months 1 through 12	$43, 740	$6,359	$50,099

Monthly base rent to increase by $.05 per square foot over prior year’s monthly base rent on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year’s monthly base rent starting on 13th month.

*	CAC charges to be adjusted per Common Area Charges Section below.

Base rent and CAC as scheduled above shall be payable monthly in advance on or before the first day of each calendar month during the Lease Term. The term “Rent,” as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month’s rent including CAC and a $100,000 security deposit.

Security Deposit: Lessee shall deposit with Lessor the sum of One Hundred Thousand Dollars ($100,000) (the “Security Deposit”). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises which remains uncured beyond the expiration of the applicable cure period, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any reasonable amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within 30 days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee’s failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit.

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Common Area Charges: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee’s prorated share of the total common area charges of the Premises as defined below (the common area charges for the Premises is referred to herein as (“CAC”)). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided herein below, the sum of Six Thousand Three Hundred Fifty Nine ($6,359) Dollars together, said sum representing Lessee’s estimated monthly payment of Lessee’s percentage share of CAC and includes a fixed monthly sum of Nine Hundred Sixty Dollars ($960) per month which represents the long term capital reserve for replacement of HVAC units, parking lot, and roof of building (“Capital Reserves”) It is understood and agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Capital Reserves shall be used for the purpose for which they are collected and the cost thereof that is paid from Capital Reserves shall not be included in CAC.

Lessee’s estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee’s estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred for the preceding year or other applicable period in the case of a termination year plus Capital Reserves. If such statement shows that Lessee has paid less than its actual percentage, then Lessee shall within thirty (30) days after demand pay to Lessor the amount of such deficiency. If such statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, either promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee; provided, however, if the Lease has expired or terminated, Lessor shall, concurrently with its delivery of such statement, deliver to Lessee a check for such excess. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefore, and Lessee shall revise its monthly payments accordingly. Lessor’s and Lessee’s obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration.

As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b), 6, 9, 16 and 31; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises excluding window cleaning and janitorial; (iii) licenses, permits and inspection fees related to the Premises; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) Capital Reserves and government regulations imposed on the Premises not related to Lessee’s use and occupancy of the Premises; and (vi) a fixed sum of $360, as compensation for Lessor’s accounting, processing services and management fee.

Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually.

Late Charges: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor’s designee

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within five (5) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Lessor agrees to waive late charge on one (1) late payment in any twelve (12) month period, if payment is made within five (5) days of telephone notice followed by fax notice to Lessee from Lessor.

Lessee shall have the right to cause a certified public accountant to audit CAC by inspecting Lessor’s general ledger of expenses and supporting documentation. Lessee shall give notice to Lessor of Lessee’s intent to audit within ninety (90) days after Lessee’s receipt of Lessor’s expense statement which sets forth Lessee’s share of actual CAC. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Lessor or its management agent where such accounts are maintained. If Lessee’s audit determines that actual CAC have been overstated by more than three percent (3%), then subject to Lessor’s right to review and/or contest the audit results, Lessor shall reimburse Lessee for the reasonable out-of-pocket costs of such audit. Lessee’s rent shall be appropriately adjusted to reflect any overstatement in CAC.

Quiet Enjoyment: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

It Is Further Mutually Agreed Between The Parties As Follows:

1. Possession: Possession shall be deemed tendered and the term shall commence 15 day after the first to occur of the following (the “Commencement Date”): (i) the Premises are Substantially Complete as provided for in this Lease or (ii) Lessee occupies the Premises and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing its work under Section 2 of this Lease due to Lessee Delays, such work will be deemed Substantially Complete as of the date on which it would have been Substantially Complete had it not been for such Lessee Delays, It is the intention of Lessee and Lessor that the Commencement Date shall be August 1 2011. “Substantially Complete” shall mean that: (i) Lessor has tendered possession of the Premises to Lessee, (ii) Lessor has met all legal requirements for occupancy of the Premises and obtained a certificate of occupancy or final inspection for Premises, (iii) The Lessee Interior Improvements are complete per the approved plans, exclusive of punch list items and there remains no incomplete or defective items of work which would materially adversely affect Lessee’s intended use of the Premises and (iv) said interior of Building is in a “broom clean” condition.

2. Lessee’s Improvements

2.1 Building Shell: The “Building Shell” is a cold shell that has walls, roof, glass & exterior doors only, with no improvements, which has been constructed at Lessor’s sole cost and expense by independent contractors employed by and under the supervision of Lessor in accordance with the site plan, elevations, plans, specifications, and working drawings prepared by Lessor, and attached hereto as Exhibit C (collectively the “Shell Plans”). Lessor shall be responsible for ensuring that the Building Shell conform to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of San Jose Building Department interpretations necessary for occupancy. Base Building Shell rent is $0.70 per sq. ft, which sum is already included in Base Rent set forth above.

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2.1.1 Lessee Interior Improvements: The “Lessee Interior Improvements “ shall be defined as all items not part of the Building Shell, and shall be constructed by independent contractors to be employed by and under the supervision of Lessor, in accordance with complete plans and specifications prepared by Lessor for submission to the City of San Jose (“Lessee Improvement Plans”), complete with all mechanical and electrical design, approved by Lessee, and attached hereto as Exhibit D. Lessee and its designated representatives shall at all times during the construction of the Lessee Interior Improvements have access to the Premises to monitor the progress of construction and Lessor’s compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors.

2.1.2 Budget: Before entering into any contract with a contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements where the payment due under such contract is estimated by Lessor to be in excess of Fifty Thousand Dollars ($50,000), Lessor shall request bids from at least three (3) qualified contractors selected by Lessor for bidding. Lessor will accept the lowest bid.

2.1.3 Lessor’s Allowance: Lessor shall contribute up to three million dollars ($3,000,000) towards construction of the Lessee Interior Improvements (the “TI Allowance”), which cost is included in the base rent, and Lessee shall pay in cash any amount above Lessor TI Allowance monthly on a prorated basis as the job proceeds. The TI Allowance will decrease base rent by $10.49 per $1,000 on 7 year lease if the entire $3,000,000 is not used. (Example: $200K Not Used X 10.49 = $2098 or $.087 per sq. ft. per month).

2.1.4 Cost Statement & Lessee’s Contribution: Prior to Signing of Lease, Lessor shall provide Lessee a preliminary cost estimate which is attached hereto as Exhibit E. Upon completion of all approved working drawings by Lessee, Lessor will prepare for Lessee’s approval a final cost statement which upon completion and approval shall be attached as Exhibit E.1 (the “Cost Statement”), showing the guaranteed construction cost of the Lessee Interior Improvements per the approved plans. Lessor may include in the Cost Statement, the cost of the construction supervisor and a construction management fee covering its overhead, profit, and other similar costs not otherwise expressly indicated on the Cost Statement, equal to five percent (5%) of all costs shown on the Cost Statement; provided that no general contractor’s fee or any other fee or profit to any person other than the contractors performing the work shall be included in the Cost Statement. If Lessor’s actual guaranteed cost exceeds Lessee’s budget, Lessee may pay the excess or remove items until the total costs are acceptable to Lessee. Lessor and Lessee shall negotiate in good faith to reduce the costs for construction of the Lessee Interior Improvements by modifying the plans or taking other appropriate actions. Lessor shall not exceed the guaranteed amount without approval of Lessee. Subject to Section 2.1.3, Lessee shall pay its approved share of the cost for construction of the Lessee Interior Improvements on a prorated basis on the 22nd of each month during the construction period. All costs payable by Lessee for construction of the Lessee Interior Improvements shall be subject to verification by Lessee. Lessor guarantees that based on the approved plans, the cost for the improvement shown on the approved plans will not exceed the amounts shown.

2.1.5 Change Orders: No change made to the plans for the Lessee Interior Improvements and the Cost Statement after the final approval by the parties thereof shall be effective, unless such change is approved in writing by Lessor and Lessee, which approval shall not be unreasonably withheld. In this regard, Lessor shall not be required to approve any change which will increase its cost contribution above the TI Allowance, structurally impair the Premises, or materially and adversely affect the outside appearance of the subject building and Lessee shall not be required to approve any change which will increase its cost contribution or interfere with the conduct of Lessee’s business, or materially detract from the inside appearance of the Premises. Change orders shall be written and shall describe the nature of the change and the reasonably determined increase or decrease in each item of the Cost Statement (including the Lessor’s management fee) occasioned by the change if Lessee requests a change which will delay the Substantial Completion of the Lessee Interior Improvements beyond the Scheduled Completion Date (defined below), the maximum amount of Lessee delay that can be attributed to the change shall also be specified in the change order.

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2.1.6 Standard of Performance: Lessor shall be responsible for ensuring that the Building Shell and the Lessee Interior Improvements conform to all applicable Laws and that the approved plans for the Lessee Interior Improvements are performed in a good and workmanlike manner. Lessor shall not be relieved of its obligations under this Lease by Lessee’s approval of the plans for the Lessee Interior Improvements, the Cost Estimate any contractor or architect, or Lessee’s recommendation of any contractor or architect for the work. Lessee shall not be liable to Lessor or, any contractor or architect, or their subcontractors, with respect to the work.

2.1.7 Installation of Lessee’s improvements: Lessee shall be permitted during the installation of Lessee Improvements by Lessor to inspect Lessor’s work and to install Lessee items such as telephone, security and moveable partitions and other Lessee related work (“Lessee’s Work”) provided it does not materially interfere with or delay Lessor’s work or final approvals.

2.2 Acceptance Of Premises And Covenants To Surrender: Lessee accepts the Premises in an “AS IS” condition and “AS IS” state of repair, subject to Lessor’s representation and warranty that the Premises and building systems which include but are not limited to mechanical, electrical, plumbing and HVAC systems, the Building structure and the Lessee Interior Improvements are in good order and repair, and comply with all laws and requirements, including, but not limited to, American Disabilities Act for occupancy as of the Commencement Date Lessee shall have the benefit of any existing construction or equipment warranties. Lessor shall use commercially reasonable efforts to obtain market standard warranties for all construction work performed and equipment purchased in connection with Lessee’s Interior Improvements. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. “Good Condition and Repair” shall generally mean that the Premises are in the condition that one would expect the Premises to be in, if throughout the Lease Term Lessee (i) uses and maintains the Premises in a commercially reasonable manner and in an accordance with the requirements of this Lease and (ii) makes all Required Replacements. “Required Replacements” are the replacements to worn-out equipment, fixtures, and improvements that a commercially reasonable owner-user would make excluding HVAC replacements, roof replacement, exterior painting and parking lot replacement. Notwithstanding the above, Good Condition and Repair shall not mean in a new condition. All of the following shall be in Good Condition and Repair: (i) the interior walls and floors of all offices and other interior areas, (ii) all suspended ceilings and any carpeting shall be clean and in good condition, (iii) all glazing, windows, doors and door closures, plate glass, and (iv) all electrical systems including light fixtures and ballasts, plumbing, and temperature control systems. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee’s abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay.

3. Uses Prohibited: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which will endanger the structure, or use any machinery or apparatus which will in any manner unreasonably vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building

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structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee’s use of materials which are part of the normal, day-to-day operations of Lessee’s business at the Premises provided Lessee has all required governmental approvals. Such consent does not relieve Lessee of any of its obligations to not contaminate the Premises and related real property or not violate any Hazardous Materials Laws.

4. Alterations And Additions: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor whose consent shall not be unreasonably withheld or delayed; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and not prior to five (5) days from the receipt of consent from Lessor to do so, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee’s improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment installed after the Commencement Date, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of such tenant improvements; provided, however, Lessee shall not be required to remove any of Lessee’s Initial Improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will use its best efforts to notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease. Subject to the above, Lessee may, without the consent of Lessor, (a) make nonstructural alterations costing up to Twenty Thousand Dollars ($20,000) (b) perform any painting, carpeting or other decorative work (regardless of amount) or (c) install data connection cabling, WI-FI Network and other data connections and cabling reasonably necessary for the conduct of Lessee’s business in the Premises.

5. Maintenance of Premises:

(a) Lessee shall at its sole cost and expense keep, repair, and maintain the interior of the Premises in Good Condition and Repair, including, but not limited to, the interior walls and floors of all offices and other interior areas, doors and door closures, all lighting systems, temperature control systems, and plumbing systems, including any Required Replacements. Lessee shall provide interior and exterior window washing as needed.

(b) Lessor shall, at Lessor’s expense, keep, repair, and maintain in Good Condition and Repair subject to reimbursement by Lessee pursuant to this Lease all of (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee’s use of the Premises as reasonably determined by Lessor) the following, which shall be included in the monthly CAC or otherwise subject to reimbursement by Lessee pursuant to this Lease:

1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, and painting of exterior walls. The parking lot , receive a finish coat every five to seven years.

2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs. Lessor will warrant 100% of the compressors failures for 5 years with no deductible and any other single repair item after a $2„500 deductible per item for 5 years. Lessee will pay for

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normal service and repair costs. Lessor has reserved $64,500 for Lessor’s warranty obligations, if Lessor doesn’t use the warranty reserve for repairs or replacement over the next five years Lessee will get the unused portion refunded after 5 years. If the warranty costs exceed $64,500 from commencement thru July 31, 2016 Lessor will pay the cost over the $64,500.

3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery, irrigation parts, and landscaping at the Premises.

4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat every five years to the building at the Premises.

5. Exterior pest control.

6. Fire monitoring services.

7. Parking lot sweeping.

(c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

(d) Lessor shall, at its sole cost and expense and not as part of CAC, be responsible and pay for the repair of any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation, during the Lease Term.

6. Insurance:

A) Hazard Insurance: Lessee shall not use, or permit said Premises or any part thereof to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a fire and extended coverage insurance policy. Lessee shall comply with any and all reasonable requirements pertaining to said Premises necessary for the maintenance of reasonable fire and extended coverage insurance of any insurance organization or company, covering the Premises and/or a Lessor liability policy. Lessor shall, at Lessee’s sole cost and expense included in the monthly CAC, purchase and keep in force fire and extended coverage insurance, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, as reasonably determined by Lessor, with proceeds payable to Lessor. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to a maximum of $10,000 per occurrence. Lessee acknowledges that the insurance referenced in this paragraph does not include coverage for Lessee’s personal property. Lessor covenants and agrees to obtain casualty insurance in such amounts and with such coverages as owners of properties similar to the Premises customarily obtain, with insurance companies reasonably satisfactory to Lessee.

B) Loss of Rents Insurance: Lessor shall, at Lessee’s cost and expense included in the monthly CAC, purchase and maintain in full force and effect a policy of rental loss insurance in an amount equal to the amount of Rent payable by Lessee commencing within sixty (60) days of the date of the loss (or on the date of loss if reasonably available) for the next ensuing one (1) year, as reasonably determined by Lessor, with proceeds payable to Lessor (“Loss of Rents Insurance”).

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C) Liability and Property Damage Insurance: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor’s Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor’s Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee’s sole cost and expense, purchase and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00) and Lessee’s insurance shall be primary. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee’s use and occupancy of the said Premises.

D) Personal Property Insurance: Lessee shall obtain, at Lessee’s sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance policies required in 6 C) and 6 D) above shall: (i) provide for a certificate of insurance evidencing the insurance, which may be part of a blanket policy provided it meets the requirements herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 30 days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, (v) name Lessor, Lessor’s lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy, and (vi) shall be primary.

Lessee agrees to pay to Lessor, included in the monthly CAC, the full cost of the insurance policies referenced in 6 A) and 6 B) above as evidenced by insurance billings to Lessor. If Lessee does not occupy the entire Premises, the insurance premiums shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage or other equitable basis, as reasonably determined by Lessor. It is agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term.

Lessor and Lessee hereby waive and release any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk covered by fire and extended coverage insurance and those risks required to be covered under Lessee’s personal property insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be.

7. Abandonment: Lessee shall not vacate or abandon the Premises at any time during the Lease Term (except as provided under this Section 7); and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

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Should Lessee pursue a separate lease with Lessor during the lease Term for one or more alternative facilities of equal or greater size than the Premises, and should Lessee and Lessor reach agreement on a lease to take possession of such one or more alternative facilities, Lessee shall have the option but not the obligation to terminate this Lease in favor of the Lease for the alternative facilities.

8. Free From Liens: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $10,000.

9. Compliance With Governmental Regulations: Subject to Lessor’s representations and warranties contained in this Lease, Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force. Notwithstanding the foregoing, Lessee shall not be required to pay for the construction of any single improvement required under this paragraph in excess of Ten Thousand Dollars ($10,000), unless such improvement is required to comply with Lessee’s particular use of the Premises. If such improvement is not required due to Lessee’s particular use of the Premises and such improvement cost exceeds Ten Thousand Dollars ($10,000), such improvement cost shall be amortized over the estimated useful life of the improvement not to exceed 10 years at Wells Fargo prime rate plus one percent (1%). Lessee shall pay to Lessor the amortized costs of such improvement on a monthly basis over the Lease Term included in the monthly CAC.

10. Intentionally Omitted.

11. Advertisements and Signs: Lessee, at Lessee’s cost, is entitled to its pro rata share of the signage allocated to the Building, including any Building, pylon and monument signage provided it does not interfere with the signage of the San Jose Biocenter. Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises and exterior of building, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee’s expense. Notwithstanding the above, Lessee shall have the right to place signs on the exterior of the buildings without Lessor’s consent provided such signs comply with all laws.

12. Utilities: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor and Lessee agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises. Lessor shall not charge any fee, mark up or any other amount with respect to utility charges. Notwithstanding the foregoing, if as a result of the sole negligence or willful misconduct of Lessor, its employees, contractors or agents, for more than five (5) consecutive business days there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Lessee, then Lessee’s Rent (or an

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equitable portion of such Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Lessee; provided, however, that if Lessor is diligently pursuing the repair of such utilities or services and Lessor provides substitute services reasonably suitable for Lessee’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Rent. The foregoing provisions shall be Lessee’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Lessor, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises.

13. Attorney’s Fees: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney’s fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term “Prevailing Party” shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 Default: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder; b) The abandonment of the Premises by Lessee except as provided in Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy and in the case of any filings against Lessee the filings not being dismissed within ninety (90) days; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets or Lessee’s interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease and such appointment is not dismissed within thirty (30) days after the date of such filing.

14.2 Surrender Of Lease: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result there from; and e) at Lessor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of Wells Fargo’s prime rate plus two percent (2%) per annum. As used in (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus two percent (2%).

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14.3 Right of Entry and Removal: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 Abandonment: In the event of the abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefore by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 No Implied Termination: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

14.6 Mitigation: Notwithstanding anything herein to the contrary, after the occurrence of a default hereunder, Lessor shall use reasonable efforts to mitigate Lessor’s damages hereunder.

15. Surrender Of Lease: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. Taxes: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called “Tax” or “Taxes”) which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other

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requirements of any governmental authority whatsoever. The term “Environmental Surcharge” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises. The term “Tax” shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee’s business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee’s equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section 16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee’s obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis, as determined by Lessor. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings. This is not to be deemed or construed in any way as relieving, modifying or extending Lessee’s covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee’s right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested. Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company reasonably acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor’s option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee’s own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys’ fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which has been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor’s right to contest any Tax at Lessor’s expense.

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17. Notices: Unless otherwise provided for in this Lease, any and all written notices or other communication (the “Communication”) to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a) to the Lessor at:	10050 Bandley Drive
Cupertino, California 95014 Attention: Carl E. Berg Fax No: (408) 725-1626

(b) to the Lessee at:	5945 Optical Court San Jose, California 95138 Attention: CEO Fax No: (408) 960-3822

or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. Entry By Lessor: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times within 24 hours notice, except in cases of emergencies, using the minimum amount of interference and inconvenience to Lessee and Lessee’s business or use and enjoyment, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making necessary repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety (90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary “For Sale” or “For Lease” signs and exhibit the Premises to prospective tenants at reasonable hours.

19. Destruction Of Premises: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor’s property insurance, Lessor shall forthwith repair the same, provided Lessor notifies Lessee within 10 days after such destruction that the repairs can be materially restored within ninety (90) days after the occurrence of such destruction, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. Notwithstanding the above, if Lessor notifies Lessee that Lessor cannot materially complete the restoration within 90 days after the occurrence of such destruction or if Lessor does not materially complete restoration within 120 days after the occurrence of such destruction, Lessee may cancel Lease on any building damaged. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the Premises is destroyed to an extent greater than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor or Lessee may, at its respective sole option, elect to terminate the Lease on the subject Premises if insured or not. If Lessor decides to restore and notifies Lessee within ten days after damage that restoration can be completed within 90

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days, and Premises is not materially restored within 120 days after the occurrence of such destruction, the Lessee may cancel Lease. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount paid by Lessee. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor or Lessee, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises. Notwithstanding the above, if insufficient or no insurance proceeds are available due to Lessor’s failure to provide the insurance required under Sections 6 A) and 6 B) of this Lease, then Lessor shall be obligated to rebuild to the extent of the insurance proceeds that would have been available had Lessor provided the insurance required under Section 6 A) and 6 B) of this Lease.

20. Assignment And Subletting: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity, to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor whose consent shall not unreasonably be withheld or delayed. Notwithstanding the above, Lessee may, without the consent of Lessor, (i) assign this Lease or sublet all or any part of the Premises to a bona fide subsidiary or affiliate of Lessee, an entity in which or with which Lessee merges or an entity which acquires all or substantially all of the assets of Lessee, or (ii)a sublease of all or any part of the Premises for a term including all renewals and extensions of three or less years (“Excepted Party”). Any such assignment or subletting requiring Lessor’s consent made without Lessor’s consent shall be void, and shall, at the option of the Lessor, require that Lessee promptly terminate such assignment or sublease and return the Lease and Premises to its status immediately prior to such assignment or sublease. Except as expressly set forth herein, this Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. If Lessee desires to assign its rights under this Lease or to sublet all or any part of the Premises for a term including all extension and renewal periods of greater than three years to a party other than an Excepted Party, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting and Lessor shall have up to five (5) business days following receipt of Lessee’s notification to deliver Lessor’s written consent. Lessor’s failure to timely object in writing to such sublease or assignment shall constitute Lessor’s consent thereto. Lessee and Lessor shall split equally (50/50) the Bonus Rent, as hereafter defined, actually received by the Lessee in connection with any subletting or assignment to a party other than an Excepted Party. As used herein “Bonus Rent” shall mean the monetary consideration received by the Lessee for the subleasing of the sublet premises or the assignment of this Lease, less the amounts that remain payable by the Lessee under this Lease with respect to the affected portions of the Premises, less reasonable out of pocket broker and attorney costs associated with the transaction, and less the cost that Lessee is required to incur to perform its obligations under such sublease or assignment, including without limitation, any improvement costs amortized over the term of the sublease or assignment. Notwithstanding the foregoing, Lessee may assign this Lease to an Excepted Party, provided there is no substantial reduction in the net worth of the resulting guarantor. Whether or not Lessor’s consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21. Condemnation: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder and is sufficient for the continued operation of Lessee’s business, this Lease shall as to the part so taken, terminate as of the date title vests in the condemner or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the

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value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemner or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation and the continued operation of Lessee’s business hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. Effects Of Conveyance: The term “Lessor” as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing from and after the date of such transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability with respect to the return of such security.

23. Subordination: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Provided that Lessee obtains for its benefit commercially reasonable non-disturbance and attornment agreements, Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default beyond the expiration of any applicable cure period and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee’s right to quiet possession of the Premises shall not be disturbed or affected by any subordination to the holder of any deed of trust or the holder of any such ground lease. Lessor represents that no ground lease or deed of trust will encumber Premises at Commencement Date and prior to any future deeds of trust Lessor will use its best efforts to have the lender or ground lessor enter into a commercially reasonable subordination and non-disturbance agreement with Lessee.

24. Waiver: The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee’s breach of any term, covenant, or condition of the Lease.

25. Holding Over: Any holding over after the end of the Lease Term requires Lessor’s written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No bolding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

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26. Lessor’s Liability: Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor’s interest in the Building and neither Lessor or any of its partners shall be liable personally for any deficiency.

27. Estoppel Certificates: Lessee and Lessor shall at any time during the Lease Term, upon not less than ten (10) business days prior written notice from the other party, execute and deliver to the other party a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to the certifying parties knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or any assignee or subtenant of Lessee. Failure of either party to deliver such a statement within such time shall be conclusive upon the such failing party that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in the other parties performance.

28. Time: Time is of the essence of the Lease.

29. Captions: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. Party Names: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. Earthquake Insurance: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, which shall be included in the monthly CAC, an amount not to exceed Ten Thousand Dollars ($10,000) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor as determined in the sole and absolute discretion of Lessor.

32. Habitual Default: Notwithstanding anything to the contrary contained in Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent as defined in Section 14.1(a) for two or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. Hazardous Materials

33.1 Definitions: As used in this Lease, the following terms shall have the following meaning:

a. The term “Hazardous Materials” shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of “hazardous substance” “hazardous water”, “hazardous material”, “extremely hazardous waste”, “restricted hazardous waste” under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the

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California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as “hazardous material”, “hazardous substance”, or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25181 of the California Health and Safety Code, Division 201, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as “hazardous” or “extremely hazardous” pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a “hazardous waste”, pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.

b. The term “Hazardous Materials Laws” shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

c. The term “Lessor’s Agents” shall mean Lessor’s agents, representatives, employees, contractors, subcontractors, directors, officers and partners.

d. The term “Lessee’s Agents” shall mean Lessee’s agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 Lessee’s Right to Investigate: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee’s employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 Lessor’s Representations: Lessor hereby represents and warrants that the Premises are, as of the date of this Lease and will be on the Commencement Date, in compliance with all Hazardous Material Laws.

33.4 Lessee’s Obligation to Indemnify: Lessee shall be permitted to use Hazardous Materials in accordance with applicable Hazardous Materials Laws. Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor’s Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:

a. Lessee’s or Lessee’s Agents’ use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or

b. Lessee’s or Lessee’s Agents failure to comply with Hazardous Material laws; or

c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee’s Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee’s Agents.

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The cost and expenses indemnified against include, but are not limited to the following:

i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney’s fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 Lessee’s Obligation to Remediate Contamination: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term occurring as a result of acts or omissions of Lessee or Lessee’s Agents.

33.6 Obligation to Notify: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 Survival: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 Certification and Closure: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee’s knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee’s obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall comply at its sole cost and expense with the requirements of the closure plan and furnish to Lessor a copy of such plan.

33.9 Prior Hazardous Materials: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to any Hazardous Material or wastes discovered on the Premises which were not introduced into, in, on, about, from or under the Premises by Lessee or Lessee’s Agents during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee’s Agents. Notwithstanding the above, Lessee shall be obligated for Environmental Surcharges that are on an area wide basis not related specifically to Premises.

34. Brokers: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease except for CB Richard Ellis. Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than CB Richard Ellis. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor. Lessor agrees to pay a commission on occupancy by Lessee to CB Richard Ellis per Lessor’s standard commission schedule.

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35. Option to Extend:

A) Option: Lessor hereby grants to Lessee two (2) options to extend the Lease Term, with each extended term to be for a period of five (5) years, on the following terms and conditions, which shall apply separately to each option to extend:

i. Lessee shall give Lessor written notice of its exercise of one of its options to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence.

ii. Lessee may not extend the Lease Term pursuant to any option granted by this Section 35 if Lessee is in default beyond applicable notice and cure periods as of the date of the exercise of one of its options. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

iii. Lessee must exercise each option consecutively, and if it fails to exercise any one option, it waives the right to exercise the subsequent option and the Lease Term shall not be extended further.

iv. All terms and conditions of this Lease shall apply during each extended term, except that the Base Rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below

v. Lessee must provide Lessor written notice of its exercise of its options as provided hereunder at least nine (9) months before the Lease Term would end but for said exercise for purposes of negotiating rental terms. Lessee may withdraw its notice of exercise of an extension option for any reason prior to six (6) months before the Lease Term would end but for said exercise. Lessor shall provide Lessee with Lessor’s proposed base monthly rent for the option period within twenty (20) days of Lessee’s request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn unless notice in writing is provided to Lessor at least six (6) months before the Lease Term would end but for said exercise and, subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 35, the term “Lease Term” as used in this Lease shall thereafter include the then extended term.

vi. The option rights of Tandem Diagnostics, Inc. granted under this Section 35 are granted for Tandem Diagnostics, Inc.’s personal benefit and may not be assigned or transferred by Tandem Diagnostics, Inc. or exercised if Tandem Diagnostics, Inc. is not occupying the Premises at the time of exercise. Notwithstanding the above, the option rights granted to Tandem Diagnostics, Inc. shall also apply to an Excepted Party

B) Extended Term Rent—Option Period: The monthly Rent for the Premises during the extended term shall equal 95% of the fair market monthly Rent for the Premises as of the commencement date of the extended term, but in no case, less than the Rent during the last month of the prior Lease term. The fair market value shall be determined on a comparable facility in regards to use as well as geographic area which shall be a 10 mile radius from Premises. Promptly upon Lessee’s exercise of the option to extend. Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term within twenty (20) days after the delivery of Lessor’s notice of fair market value pursuant to Section 35(A) above, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Rent for the extended term be less than in the immediate preceding period. Annual base rent increases during the extended term shall be $0.05 per square foot per month. In the event it becomes necessary under this paragraph to determine the fair market monthly Rent of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser within five days after Lessor or Lessee notifies the other party that the proposed Base Rent for the extended term is unacceptable, who shall be a member of the American Institute of Real Estate Appraiser (“AIREA”) and such appraisers shall each determine the fair market

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monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the Building, and prevailing comparable Rentals in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within ten (10) business days after his appointment, determine which of the previous two appraisals more accurately reflects fair market monthly Base Rent and such appraisal shall govern. The fair market monthly Rent determined by the third appraiser for the Premises shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee. Each appraiser shall have at least ten (10) years experience appraising R & D properties in Silicon Valley.

36. Approvals: Whenever in this Lease the Lessor’s or Lessee’s consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. Except as expressly set forth herein, in the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. Authority: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease, that no other party’s approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation or partnership as the case may be in accordance with its terms. If executed on behalf of a corporation, Lessee and Lessor represent and warrant that the Lease is executed in accordance with the by-laws of said corporation. If executed on behalf of a partnership , Lessee and Lessor represent and warrant that the Lease is executed in accordance with the partnership agreement of such partnership,

38. Indemnification of Lessor: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor’s Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney’s fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee’s Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee’s Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee’s covenants

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set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee’s part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any claims, third party claims, damage, injury or death occurring during the Lease Term.

39. Successors And Assigns: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

40. Right of First Offer to Lease: Prior to Lessor accepting any offer to lease the remaining first floor space in 5941 Optical Court Lessor shall give Lessee written notice of such offer and Lessee shall have the opportunity to lease the part thereof offered for lease on the terms and conditions set forth in notice of offer (“Lessor’s First Notice”). Lessee shall have the option, which may be exercised by written notice to Lessor at any time within ten (10) calendar days from the receipt of the Lessor’s notice to agree to lease the portion of the building and improvements on the terms and conditions specified in the notice to Lessee. If Lessee fails to exercise its option within the 10-day period, Lessor shall have 270 days thereafter to lease the building on terms at least as favorable to Lessor as these specified in the notice to Lessee, but in no case on terms more favorable than those offered to Lessee.

If Lessor elects, within 270 days of Lessor’s notice, to lease the remaining 1st floor space to a third party on terms more favorable to the third party lessee than the terms set forth in Lessor’s First Notice, then Lessor must re-offer the building to Lessee on the same terms and conditions offered to the third party buyer (“Lessor’s Second Notice to Lease”). Lessee shall have five (5) business days from Lessee’s receipt of Lessor’s Second Notice to Lease to elect to lease the building. If Lessee does not respond in writing accepting all terms and conditions, Lessor shall thereafter be entitled to lease the building to the third party on the terms and conditions set forth in Lessor’s Second Notice to Lease or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor’s Second Notice to Lease for a period of 270 days after which Lessee’s Right of First Offer to Lease shall again be in effect for the building.

41. Miscellaneous Provisions: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

42. Choice of Law: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

43. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that executed such counterparts, and all of which together shall constitute one instrument.

44. Telecopy, Execution and Delivery: A facsimile, telecopy or other production of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

45. Entire Agreement: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

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46. Satellite Dish. Lessee shall be permitted to install and maintain a satellite dish on the roof of the Building in a location mutually agreed upon by Lessor and Lessee provided it is for the sole use and purpose of Lessee and provided Lessee removes the Dish and all related support and properly repairs all damage to the roof or building.

47. Data Cabling. Lessee shall be permitted to install data and fiber optic cabling and connect such to any data or cabling boards located at, or servicing the Premises and Building, including, but not limited to, extending any service from the street to the Premises provided Lessee repairs all damage as a result of such installation or connection.

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In Witness Whereof, Lessor and Lessee have executed this Lease, the day and year first above written.

Lessor	Lessee

Mission West Properties, LP	Tandem Diagnostics, Inc.

By:	By:

/s/ Carl E. Berg	/s/ Kenneth Song
Signature Of Authorized Representative	Signature Of Authorized Representative

Carl E. Berg	Kenneth Song
Printed Name	Printed Name

Member	CEO
Title	Title

June 10, 2011	June 13, 2011
Date	Date

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